Exhibit 99.1

CHINA AUTOMOTIVE SYSTEMS REPORTS

2016 SECOND QUARTER FINANCIAL RESULTS

WUHAN, China, August 11, 2016 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the second quarter and six months ended June 30, 2016.

Second Quarter 2016 Highlights

•	Net sales were $101.0 million, compared to $109.2 million in the second quarter of 2015;

•	Net income attributable to parent company’s common shareholders was $5.4 million, or diluted earnings per share of $0.17, compared to net income attributable to parent company’s common shareholders of $7.7 million, or diluted earnings per share of $0.24, in the second quarter of 2015.

First Six Months of 2016 Highlights

•	Net sales were $217.9 million, compared to $232.6 million in the first six months of 2015;

•	Gross profit was $39.2 million, compared to $43.5 million in the first six months of 2015; gross margin was 18.0% in the first six months of 2016, compared to 18.7% in the first six months of 2015;

•	Diluted earnings per share attributable to parent company’s common shareholders was $0.34, compared to diluted earnings per share attributable to parent company’s common shareholders of $0.50 in the first six months of 2015.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "Our sales in the second quarter of 2016 continued to reflect the effect of currency volatility, slower economic growth in China and the trend in product mix toward electric power steering (“EPS”) products. China’s GDP growth in the second quarter of 2016 remained at 6.7%, representing the slowest growth since 2009. The stronger dollar versus the Chinese Renminbi contributed to the year-over-year topline decline, as the vast majority of our sales are in China but our financial results are reported in US dollars. We continue to participate in the growth of the EPS market in China and our EPS sales in the second quarter of 2016 represented 27.8% of total sales. We are investing more in our research and development to broaden our EPS product line and improve our technology to enhance sales growth.”

Mr. Jie Li, chief financial officer of CAAS, commented, “We continue to focus on maintaining our financial strength while we broaden our portfolio of advanced steering products and invest to improve our Chinese operations. As part of our growth strategy, we are leveraging our leadership in China to expand internationally in North America and with our Brazilian joint venture in our efforts to become a global supplier. As part of our commitment to building long-term shareholder value, we began repurchasing shares under our stock repurchase plan in the second quarter of 2016. As of June 30, 2016, approximately $0.5 million were used for repurchases of 115 thousand shares and there were $4.5 million may yet be purchased.

Second Quarter of 2016

In the second quarter of 2016, net sales were $101.0 million, compared to $109.2 million in the same quarter of 2015. Net sales declined mainly due to the impact of foreign currency translation as the value of the Renminbi depreciated compared to the US dollar. While the company’s net sales declined by 7.5% in the second quarter, RMB suffered approximately a 6.5% year-over-year depreciation. Also, lower sales of domestic vehicles using the Company’s legacy hydraulic power steering were partially offset by higher sales of EPS units in China.

Gross profit was $18.1 million in the second quarter of 2016, compared to $21.8 million in the second quarter of 2015. The gross margin was 18.0% in the second quarter of 2016, versus 20.0% in the second quarter of 2015 and 18.0% in the first quarter of 2016. The gross margin decreased mainly due to changes in the product mix.

Selling expenses were $4.1 million in the second quarter of 2016, compared to $4.0 million in the second quarter of 2015. Selling expenses represented 4.1% of net sales in the second quarter of 2016 compared to 3.7% in the same quarter of 2015. The increase was mainly due to more marketing activities conducted during the quarter.

General and administrative expenses (“G&A expenses”) were $3.9 million in the second quarter of 2016 compared to $3.8 million in the second quarter of 2015. G&A expenses represented 3.9% of net sales in the second quarter of 2016 compared to 3.5% in the second quarter of 2015.

Research and development expenses (“R&D expenses”) were $6.0 million in the second quarter of 2016, compared to $6.4 million in the second quarter of 2015. R&D expenses continue to focus on the development of the Company’s EPS products. R&D expenses represented 5.9% of sales in the second quarter of each of 2016 and 2015.

Net financial income in the second quarter of 2016 was $0.1 million compared with $0.7 million in the second quarter of 2015. The decrease was mainly due to the decrease in interest income and foreign exchange gain.

Income from operations was $5.3 million in the second quarter of 2016, compared to $8.3 million in the same quarter of 2015. The decrease was primarily due to the lower revenue and gross profit combined with higher operating expenses in the second quarter of 2016 compared with the same quarter in 2015. As a percentage of net sales, the operating margin was 5.2% in the second quarter of 2016, compared to 7.6% in the second quarter of 2015.

Income before income tax expenses and equity in earnings of affiliated companies was $6.5 million in the second quarter of 2016, compared to $9.2 million in the second quarter of 2015.

Net income attributable to parent company’s common shareholders was $5.4 million in the second quarter of 2016, compared to net income attributable to parent company’s common shareholders of $7.7 million in the corresponding quarter of 2015. Diluted earnings per share were $0.17 in the second quarter of 2016, compared to diluted earnings per share of $0.24 in the second quarter of 2015. The weighted average number of diluted common shares outstanding was 32,087,634 in the second quarter of 2016, compared to 32,138,438 in the second quarter of 2015.

First Six Months of 2016

Net sales were $217.9 million in the first six months of 2016, compared to $232.6 million in the first six months of 2015. Six-month gross profit was $39.2 million, compared to $43.5 million in the corresponding period last year. Six-month gross margin was 18.0% in the 2016 period compared to 18.7% in the corresponding period in 2015. The gain on other sales of $2.0 million was in the first six months of 2016 compared with $2.4 million in the 2015 period. Income from operations was $12.3 million in the first six months of 2016, compared to $17.6 million in the first six months of 2015. Operating margin was 5.6% in the first six months of 2016, compared to 7.6% for the corresponding period of 2015.

Net income attributable to parent company’s common shareholders was $11.1 million in the first six months of 2016, compared to $16.2 million in the corresponding period in 2015. Diluted earnings per share were $0.34 in the first six months of 2016, compared to diluted earnings per share of $0.50 for the corresponding period in 2015.

As of June 30, 2016, total cash, cash equivalents, pledged cash and short-term investments were $95.8 million. Total accounts receivable including notes receivable were $314.1 million. Accounts payable were $221.3 million and bank and government loans were $42.2 million. Total parent company stockholders' equity was $303.6 million as of June 30, 2016, compared to $299.0 million as of December 31, 2015.

Business Outlook

Management revised the revenue guidance for the full year 2016 of US$430 million due to the depreciation of RMB. This target is based on the Company's current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on August 11, 2016 at 8:30 A.M. EDT/8:30 P.M. Beijing Time to discuss these results. A question and answer session will follow management’s presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call:

Phone Number: +1-877-407-8031 (North America)
Phone Number: +1-201-689-8031 (International)
China Toll Free: +86-400-1202-840

A replay of the call will be available on the company's website in the investor relations section.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 5.0 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beijing Henglong Automotive System Co., Ltd. (for Beiqi Foton Motor Co., Ltd.) and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 30, 2016, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Investor Relations
+1-646-726-6511
caas@compassbell.com

(Tables Follow)

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended June 30,
	2016	2015
Net product sales ($10,054 and $11,640 sold to related parties for the three months ended June 30, 2016 and 2015)	$101,017	$109,167
Cost of products sold ($6,168 and $5,630 purchased from related parties for the three months ended June 30, 2016 and 2015)	82,869	87,374
Gross profit	18,148	21,793
Gain on other sales	1,185	713
Less: Operating expenses
Selling expenses	4,128	4,046
General and administrative expenses	3,942	3,787
Research and development expenses	5,987	6,413
Total operating expenses	14,057	14,246
Income from operations	5,276	8,260
Other income, net	1,219	271
Interest expense	(127)	(65)
Financial income, net	148	709
Income before income tax expenses and equity in earnings of affiliated companies	6,516	9,175
Less: Income taxes	1,196	1,645
Equity in earnings of affiliated companies	195	98
Net income	5,515	7,628
Net income/(loss) attributable to non-controlling interests	151	(31)
Net income attributable to parent company’s common shareholders	$5,364	$7,659
Comprehensive income:
Net income	$5,515	$7,628
Other comprehensive income:
Foreign currency translation gain/(loss), net of tax	(7,946)	1,436
Comprehensive (loss)/income	(2,431)	9,064
Comprehensive (loss)/income attributable to non-controlling interests	(164)	34
Comprehensive (loss)/income attributable to parent company	$(2,267)	$9,030

Net income attributable to parent company’s common shareholders per share
Basic –	$0.17	$0.24
Diluted-	$0.17	$0.24

Weighted average number of common shares outstanding
Basic	32,085,822	32,121,019
Diluted	32,087,634	32,138,438

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Six Months Ended June 30,
	2016	2015
Net product sales ($18,639 and $19,939 sold to related parties for the three months ended June 30, 2016 and 2015)	$217,871	$232,610
Cost of products sold ($13,043 and $12,638 purchased from related parties for the three months ended June 30, 2016 and 2015)	178,711	189,146
Gross profit	39,160	43,464
Gain on other sales	1,986	2,371
Less: Operating expenses
Selling expenses	8,433	7,670
General and administrative expenses	8,257	8,235
Research and development expenses	12,126	12,306
Total operating expenses	28,816	28,211
Income from operations	12,330	17,624
Other income, net	575	365
Interest expense	(323)	(540
Financial income, net	470	1,463
Income before income tax expenses and equity in earnings of affiliated companies	13,052	18,912
Less: Income taxes	2,249	3,055
Equity in earnings of affiliated companies	257	164
Net income	11,060	16,021
Net loss attributable to non-controlling interests	(13)	(150
Net income attributable to parent company’s common shareholders	$11,073	$16,171

Comprehensive income:
Net income	$11,060	$16,021
Other comprehensive income:
Foreign currency translation gain/(loss), net of tax	(6,296)	161
Comprehensive income	4,764	16,182
Comprehensive loss attributable to non-controlling interests	(249)	(167
Comprehensive income attributable to parent company	$5,013	$16,349

Net income attributable to parent company’s common shareholders per share
Basic –	$0.34	$0.50
Diluted-	$0.34	$0.50

Weighted average number of common shares outstanding
Basic	32,103,420	32,121,019
Diluted	32,105,611	32,136,585

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$37,864	$69,676
Pledged cash	24,430	31,402
Short-term investments	33,553	21,209
Accounts and notes receivable, net - unrelated parties	293,135	254,397
Accounts and notes receivable, net - related parties	20,947	21,918
Advance payments and others - unrelated parties	11,250	4,381
Advance payments and others - related parties	386	544
Inventories	63,086	65,570
Current deferred tax assets	6,500	6,962
Total current assets	491,151	476,059

Non-current assets:
Long-term time deposits	4,976	5,082
Property, plant and equipment, net	86,695	84,151
Intangible assets, net	659	2,793
Other receivables, net - unrelated parties	2,148	3,882
Other receivables, net - related parties	-	14
Advance payment for property, plant and equipment - unrelated parties	14,669	15,192
Advance payment for property, plant and equipment - related parties	10,055	8,863
Long-term investments	9,294	6,152
Goodwill	-	608
Non-current deferred tax assets	4,959	4,899
Total assets	$624,606	$607,695

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank and government loans	$42,239	$40,929
Accounts and notes payable - unrelated parties	214,586	197,105
Accounts and notes payable - related parties	6,698	6,363
Customer deposits	449	1,613
Accrued payroll and related costs	6,271	6,332
Accrued expenses and other payables	29,828	31,383
Accrued pension costs	4,967	4,664
Taxes payable	9,154	9,284
Amounts due to shareholders/directors	335	345
Advances payable (current portion)	324	-
Current deferred tax liabilities	164	194
Total current liabilities	315,015	298,212

Long-term liabilities:
Long-term loan	65	-
Advances payable	535	1,922
Non-current deferred tax liabilities	-	266
Total liabilities	$315,615	$300,400

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued – 32,338,302 and 32,338,302 shares as of June 30, 2016 and December 31, 2015, respectively	$3	$3
Additional paid-in capital	64,627	64,627
Retained earnings-
Appropriated	10,521	10,379
Unappropriated	217,553	206,622
Accumulated other comprehensive income	12,352	18,412
Treasury stock –331,992 and 217,283 shares as of June 30, 2016 and December 31, 2015, respectively	(1,454)	(1,000
Total parent company stockholders' equity	303,602	299,043
Non-controlling interests	5,389	8,252
Total stockholders' equity	308,991	307,295
Total liabilities and stockholders' equity	$624,606	$607,695

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$11,060	$16,021
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	7,351	7,897
Reversal of provision for doubtful accounts	(49)	(32
Inventory write downs	1,902	1,307
Deferred income taxes	(27)	(849
Equity in earnings of affiliated companies	(257)	(164
Gain on disposal of Fujian Qiaolong	(698)	-
Gain/loss on fixed assets disposals	(14)	1
Changes in operating assets and liabilities (net of the impact of disposal of Fujian Qiaolong):
(Increase) decrease in:
Pledged cash	6,528	840
Accounts and notes receivable	(50,973)	1,843
Advance payments and others	(1,437)	(449
Inventories	(5,956)	(4,604
Increase (decrease) in:
Accounts and notes payable	25,885	(2,951
Customer deposits	(908)	(661
Accrued payroll and related costs	152	(1,595
Accrued expenses and other payables	456	1,268
Accrued pension costs	407	(140
Taxes payable	276	(3,237
Advances payable	(75)	-
Net cash (used in) provided by operating activities	(6,377)	14,495
Cash flows from investing activities:
(Increase) decrease in other receivables	1,438	(153)
Proceeds from disposition of a subsidiary, net of cash disposed of $1,063	1,953	-
Cash received from property, plant and equipment sales	719	570
Payments to acquire property, plant and equipment	(18,454)	(13,705
Payments to acquire intangible assets	(60)	(825
Purchase of short-term investments	(14,797)	(11,388
Proceeds from maturities of short-term investments	1,827	14,672
Investment under equity method	(3,013)	(1,636
Net cash used in investing activities	(30,387)	(12,465
Cash flows from financing activities:
Proceeds from bank and government loans	11,541	6,420
Repayments of bank and government loans	(5,138)	(5,048
Dividends paid to the non-controlling interests holders	-	(814
Dividends paid to the holders of the Company’s common stock	-	(252
Repurchase of common stock	(454)	-
Net cash provided by financing activities	5,949	306
Effects of exchange rate on cash and cash equivalents	(997)	48
Net decrease in cash and cash equivalents	(31,812)	2,384
Cash and cash equivalents at beginning of period	69,676	68,505
Cash and cash equivalents at end of period	$37,864	$70,889

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows (continued)

(In thousands of USD unless otherwise indicated)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

	Six Months Ended June 30,
	2016	2015
Cash paid for interest	$180	$561
Cash paid for income taxes	1,253	5,487

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Six Months Ended June 30,
	2016	2015
Property, plant and equipment recorded during the period for which there previously were advance payments	$7,580	$6,732
Accounts payable for acquiring property, plant and equipment	845	238
Dividends payable to non-controlling interests	464	318